Exhibit 10.14

AMENDED AND RESTATED RSU GRANT NOTICE AND AGREEMENT

Claire’s Holdings LLC (the “Company”), pursuant to its 2018 Management Equity Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), previously entered into a RSU Grant Notice and Agreement (the “Prior Award Agreement”) with Holder on the Date of Grant set forth in the Prior Award Agreement. Holder and the Company now wish to amend and restate the Prior Award Agreement as set forth in this Amended and Restated RSU Grant Notice and Agreement (this “Restated Award Agreement”) in order to reflect the following changes:

1.    Redemption: Proportionate adjustments will be made in the event of a redemption of Preferred Units, including, but not limited to, the redemptions of Preferred Units that occurred on November 2, 2020 and April 9, 2021.

2.    RSU Exchange: The mix of RSUs with respect to Common Units and Preferred Units has been modified. This RSU exchange, when combined with adjustments resulting from the November 2, 2020 and April 9, 2021 redemptions noted above, results in the following changes to Holder’s outstanding Award:

	Prior Award Agreement	Restated Award Agreement prior to Partial Conversion to Redeemed RSU Value	Preferred RSUs Converted to Redeemed RSU Value	Restated Award Agreement after Partial Conversion to Redeemed RSU Value
Service-Based Common RSUs	[●]	[●]	—	[●]
Service-Based Preferred RSUs	[●]	[●]	[●]	[●]
Performance-Based Common RSUs	[●]	[●]	—	[●]
Performance-Based Preferred RSUs	[●]	[●]	[●]	[●]
Redeemed Service-Based RSU Value	N/A	N/A	N/A	[●]
Redeemed Performance-Based RSU Value	N/A	N/A	N/A	[●]

The Service-Based RSUs and Performance-Based RSUs set forth below, subject to adjustment or conversion as provided in the Plan (collectively, the “RSUs”) are subject to all of the terms and conditions set forth in this Restated Award Agreement, as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Restated Award Agreement shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[●]

Date of Grant:	[●]

Vesting Commencement Date:	[●]

Number of Service-Based RSUs:	[●] in total, with [●] with respect to Common Units (“Service-Based Common RSUs”) and [●] with respect to Preferred Units (“Service-Based Preferred RSUs”, and collectively with Service-Based Common RSUs, “Service-Based RSUs”).

Number of Performance-Based RSUs (at Target):	[●] in total, with [●] with respect to Common Units (“Performance-Based Common RSUs”) and [●] with respect to Preferred Units (“Performance-Based Preferred RSUs”, and collectively with Performance-Based Common RSUs, “Performance-Based RSUs”).

Redeemed Service-Based RSU Value	$[●]

Redeemed Performance-Based RSU Value	$[●]

Vesting Schedule:

Service-Based RSUs:	Provided that Holder has not undergone a Termination prior to the applicable vesting date, (i) twenty percent (20%) of the Service-Based Common RSUs and the Service-Based Preferred RSUs (each rounded down to the nearest whole RSU) and of the Redeemed Service-Based RSU Value (as defined below) shall vest on each of the first five anniversaries of the Vesting Commencement Date; provided, that with respect to the last such installment (which, for the avoidance of doubt, will occur on the date that is the fifth anniversary of the Vesting Commencement Date), the number of Service-Based RSUs and the amount of Redeemed Service-Based RSU Value that vest at such time shall be such that Holder will be fully vested in the Service-Based RSUs and the Redeemed Service-Based RSU Value.

Performance-Based RSUs:	Provided that Holder has not undergone a Termination prior to the last day of the Measurement Period (as defined below), the Performance-Based RSUs and the Redeemed Performance-Based RSU Value (as defined below) shall vest based on the Company’s achievement of the cumulative Consolidated EBITDA target at the end of the Measurement Period, as determined by the Committee in its sole discretion, (A) with respect to a number of Performance-Based RSUs equal to the product (rounded down to the nearest whole RSU) of (x) the total number of Performance-Based RSUs granted hereunder multiplied by (y) the Vesting Percentage (as defined below) and (B) with respect to the Redeemed Performance-Based RSU Value an amount equal to the product of (x) the total Redeemed Performance-Based RSU Value outstanding multiplied by (y) the Vesting Percentage. For the avoidance of doubt, the Performance-Based Common RSUs and the Performance-Based Preferred RSUs shall vest in an equal proportion on the date of determination.

For purposes of this Restated Award Agreement:

“Consolidated EBITDA” shall have the meaning ascribed to such term in that certain Term Loan Credit Agreement, dated as of December 18, 2019, among Claire’s Holdings LLC, Claire’s Stores, Inc., the Several Lenders (as defined thereunder), and JP Morgan Chase Bank, N.A., as in effect on the Date of Grant.

“Consolidated EBITDA Target” with respect to each fiscal year and with respect to the five-year period ending on the last day of the Company’s 2023 fiscal year shall be as follows, subject to adjustment by the Board in its discretion from time to time:

Fiscal Year	Consolidated EBITDA Target (in millions)
2019	$224.00
2020	$235.00
2021	$254.60
2022	$274.90
2023	$301.10

Cumulative (2019-2023)	$1,289.60

“Measurement Period” shall mean the period commencing on the first day of the Company’s 2019 fiscal year and ending on the last day of the Company’s 2023 fiscal year (or if earlier, on the last day of the most recent full fiscal month preceding a Change in Control for which the Company has, as of the date of the Change in Control, calculated the Consolidated EBITDA).

“Vesting Percentage” shall be determined as follows based on the Company’s achievement of the cumulative Consolidated EBITDA Target at the end of the Measurement Period, as determined by the Committee and subject to adjustment by the Committee in its sole discretion:

	Percentage Achievement of Consolidated EBITDA Target	Vesting Percentage*
Threshold	At least 90%	50%
Target	100%	100%
Maximum	110% or greater	150%

*  If the percentage achievement of Consolidated EBITDA Target is greater than 90% of the Consolidated EBITDA Target but less than 100%, or is greater than 100% of the Consolidated EBITDA Target but less than 110%, then the Vesting Percentage between such performance thresholds shall be a percentage determined based on a straight-line interpolation between such levels of achievement.

Change in Control:	Notwithstanding the foregoing, provided that Holder has not undergone a Termination, in the event of the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code, (i) any Service-Based RSUs and any Redeemed Service-Based RSU Value (as defined below) that have not previously vested shall vest immediately prior to such Change in Control, (ii) the Performance-Based RSUs (rounded down to the nearest whole RSU) and any Performance-Based Redeemed RSU Value (as defined below) shall vest immediately prior to such Change in Control based on the extent to which the cumulative Consolidated EBTIDA Target for the completed portion of the Measurement Period has been achieved, as determined by the Committee and subject to adjustment by the Committee in its sole discretion, and (iii) all other Performance-Based RSUs and any Redeemed Performance-Based RSU Value that remain unvested after taking into account clause (ii) above shall be automatically forfeited for no consideration upon such Change in Control.

Redemption:	Upon the redemption by the Company of Preferred Units pursuant to the terms of the Operating Agreement, a portion, as determined by the Committee in its sole discretion, of Holder’s Service-Based Preferred RSUs and Performance-Based Preferred RSUs (whether then vested or unvested) will be converted into cash amounts in accordance with Section 10(d) of the Plan (such cash amounts the “Redeemed Service-Based RSU Value” and the “Redeemed Performance-Based RSU Value,” respectively, and, collectively, the “Redeemed RSU Value”). Holder’s Service-Based Preferred RSUs and Performance-Based Preferred RSUs will be reduced by the amount of converted RSUs. Holder will no longer receive any dividends (whether in cash or Units) or dividend equivalents on converted RSUs. The Redeemed Service-Based RSU Value will be subject to the same vesting and settlement provisions as the Service-Based RSUs and the Redeemed Performance-Based RSU Value will be subject to the same vesting and settlement provisions as the Performance-Based RSUs (including the Vesting Percentage); the conversion will in no way change the time or form of payment of the RSUs being converted to Redeemed RSU Values.

Settlement:	In respect of each vested RSU (after taking into account any accelerated vesting as provided for herein) and any vested Redeemed RSU Value, upon and only upon the earlier of (i) the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code and (ii) February 1, 2025 (or, if later, the date on which such RSU or Redeemed RSU Value vested), the Company shall settle (i) each vested RSU by delivering to Holder one Unit to which such vested RSU relates or a cash payment equal to the Fair Market Value of one such Unit (and, in either case, in the case of a vested RSU with respect to a Preferred Unit, a cash payment of any amount accrued on such Preferred Unit), and (ii) any vested Redeemed RSU Value by delivering a cash payment, as soon as practicable (but not more than thirty (30) days) following the applicable settlement date.

The Units issued in respect of the RSUs may be evidenced in such manner as the Committee shall determine.

Termination:	In the event of Holder’s Termination prior to a Change in Control, all unvested RSUs and unvested Redeemed RSU Value shall be cancelled and forfeited as of the date of such termination for no consideration. In the event of a Termination for Cause, all RSUs and Redeemed RSU Value, whether vested or unvested, shall be cancelled and forfeited as of the date of such termination for no consideration. In the event of a Termination for any reason other than Cause, all vested RSUs and vested Redeemed RSU Value will remain outstanding and eligible for settlement in accordance with the immediately preceding paragraph. Following any Termination, Units acquired upon settlement of any RSUs shall remain subject to Section 9 of the Plan.

Transfer Restrictions:	Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the RSUs before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the RSUs in violation of the foregoing shall be null and void. The transfer restrictions described in Section 8 of the Plan are incorporated herein by reference and made a part hereof.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until Units are issued in respect of the RSUs or cash is paid in respect of Redeemed RSU Value.

No Rights as a Member or
Unit holder:	Neither the RSUs nor this Restated Award Agreement shall entitle Holder to any voting rights or other rights as a member or Unit holder of the Company unless and until the Units in respect of the RSUs have been issued in settlement thereof. Notwithstanding the foregoing, the RSUs granted hereunder (unvested and vested) will accrue any dividends (whether in cash or Units) or dividend equivalents declared with respect to the Units to which the RSUs relate, which dividends or dividend equivalents shall be withheld by the Company for Holder’s account (without any interest) and be paid only with respect to any vested RSUs upon the settlement of such RSUs; provided, that dividends or dividend equivalents accrued on the RSUs granted hereunder will reflect any such dividends or dividend equivalents declared with respect to the Units to which the RSUs relate as if the RSUs were granted on the Vesting Commencement Date.

Restrictive Covenant Agreement:	Holder acknowledges and reaffirms, and agrees to comply with, Holder’s obligations under the terms of the Employee Restrictive Covenant and Intellectual Property Assignment Agreement attached hereto as Exhibit A (the “RCA”). Holder further acknowledges and agrees that this Restated Award Agreement and the RCA will be considered separate contracts, and the RCA will survive the termination of this Restated Award Agreement for any reason.

Operating Agreement:	As a condition to the grant of RSUs hereunder, from and after the date hereof, Holder hereby agrees to be bound by the terms and provisions of the Operating Agreement (including, without limitation, Sections 10, 11, 12 and 13 of the Operating Agreement) as if Holder were an original signatory thereto. Holder shall execute such additional documents as the Company may reasonably request to effectuate the foregoing, including, if requested by the Company, Holder’s joinder to the Operating Agreement.

Additional Terms:	The RSUs, and where noted the Redeemed RSU Value, shall be subject to the following additional terms:

•  The Units issued in respect of the RSUs granted hereunder shall be registered in Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Units delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such units are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•  Holder shall be the record owner of the Units issued in respect of the RSUs until or unless such Units are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a Member with respect to the Units issued in respect of the RSUs.

•  Upon issuance of Units in respect of the RSUs and payment of any Redeemed RSU Value, Holder shall be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan provided, that, Holder may elect, by notifying the Company in writing, to have such withholding tax obligations for the RSUs satisfied through the use of Units, such that the number of Units received upon settlement of the RSUs hereunder shall be reduced by a number of Units with an aggregate Fair Market Value on the date of settlement equal to any federal, state or local income or other taxes required by law to be withheld by the Company (as determined by the Company).

• This Restated Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

• This Restated Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•  Holder understands that the RSUs and the Redeemed RSU Value are intended to be either exempt from Section 409A and 457A of the Code or compliant with the requirements of Section 409A and 457A of the Code to the greatest extent possible and the RSUs and the Redeemed RSU Value will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A or 457A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

• Holder agrees that the Company may deliver by email (at the current email address on file with the Company) all documents relating to the Plan, the

RSUs, or the Redeemed RSU Value (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email (at the current email address on file with the Company) or such other reasonable manner as then determined by the Company.

•  If Holder is married on the Date of Grant and resides in a community property state, the grant of the RSUs hereunder is conditional upon, and will be effective only after, Holder’s spouse has duly executed the spousal consent on the signature page hereto or in a form acceptable to the Company, with an effective date as of the Date of Grant.

•  This Restated Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Restated Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Restated Award Agreement, then the terms of this Restated Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

Representations and
Warranties of
Holder:	Holder hereby represents and warrants to the Company in connection with the grant of the RSUs hereunder, and the issuance of any Units in respect of such RSUs, that:

•  [IF USING RULE 701] [Holder understands that the Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to, and in reliance upon, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for security issuances under compensatory benefit plans such as the Plan;]

•  [IF USING SECTION 4(a)(2)] [Holder understands that the Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon Holder’s representations contained herein; the Units are being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering;

•  Holder is an “accredited investor” as such term is defined in Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment contemplated by this Restated Award Agreement; and Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

•  Except as specifically provided herein or in the Plan, Holder has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his, her or its Units, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

•  Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to Holder of his, her or its Units;

•  Holder is familiar with the business and operations of the Company and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he, she or it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;]

•  Holder has been informed that the Units are restricted securities under the Securities Act and may not be resold or transferred unless the Units are first registered under the federal securities laws or unless an exemption from such registration is available; and

•  Holder is prepared to hold the Units for an indefinite period and that Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Units from the registration requirements of the Securities Act.

*       *       *

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS RESTATED AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS UNDER THIS RESTATED AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS RESTATED AWARD AGREEMENT AND THE PLAN.

THE UNDERSIGNED HOLDER HAS HAD THE OPPORTUNITY, PRIOR TO SIGNING THIS RESTATED AWARD AGREEMENT, TO CONSIDER THE CONSEQUENCES OF THE CHANGES MADE TO HOLDER’S AWARD BY THIS RESTATED AWARD AGREEMENT, INCLUDING THE OPPORTUNITY TO DISCUSS THE ISSUE WITH HOLDER’S OWN LEGAL AND FINANCIAL COUNSEL. HOLDER UNDERSTANDS THAT THE CHANGES TO HOLDER’S AWARD MAY ULTIMATELY BE MATERIALLY ADVERSE DEPENDING ON THE PRICE OF A PREFERRED UNIT OR COMMON UNIT AT THE TIME OF SETTLEMENT. ACCORDINGLY, HOLDER AGREES THAT ENTERING INTO THIS RESTATED AWARD AGREEMENT IS VOLUNTARY AND IS NOT REQUIRED BY THE COMPANY NOR IS IT A TERM OR CONDITION OF THE HOLDER’S CONTINUED EMPLOYMENT WITH THE COMPANY.

CLAIRE’S HOLDINGS LLC		HOLDER

By:
	Signature	Signature
Name:		Print Name:
Title:		Date:
Date:

SPOUSAL CONSENT

To the extent that Holder’s spouse and Holder are domiciled in Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, or are otherwise entitled to the benefits of the statutes of such states, Holder’s spouse indicates by the execution of this Restated Award Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the RSUs.

Name	Signature	Date